UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016 (August 18, 2016)

STELLAR ACQUISITION III INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	001-37862	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Kifissias Avenue, Maroussi Athens, Greece	15125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +30 210 876-4858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2016, the registration statement (File No. 333-212377) (the “Registration Statement”) for Stellar Acquisition III Inc.’s (the “Company”) initial public offering (“IPO”) was declared effective by the Securities and Exchange Commission. In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated August 19, 2016, by and between the Company and Maxim Group LLC (“Maxim”), as representative of the underwriters;

●	An Investment Management Trust Agreement, dated August 18, 2016, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated August 18, 2016, by and between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated August 18, 2016, by and between the Company and certain security holders of the Company;

●	A Letter Agreement, dated August 18, 2016, by and between the Company, the initial shareholders, officers and directors of the Company; and

●	An Administrative Services Agreement, dated August 18, 2016, by and between the Company and Nautilus Energy Management Corp.

On August 24, 2016, the Company consummated its IPO of 6,500,000 units (the “Units”). Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Public Warrant”) to purchase one share of Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $65,000,000. The Company has granted the underwriters a 45-day option to purchase up to 975,000 additional Units to cover over-allotments, if any.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 7,650,000 warrants (“Placement Warrants”) at a price of $0.50 per Placement Warrant, generating total proceeds of $3,825,000. The Placement Warrants, which were purchased by the Company’s sponsors, are substantially similar to the Public Warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Placement Warrants are held by holders other than its initial holders, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On August 19, 2016, the Company filed its Amended and Restated Articles of Incorporation in the Republic of Marshall Islands. The terms of the Amended and Restated Articles of Incorporation are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

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Item 8.01. Other Events.

A total of $66,300,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay income taxes and working capital (including using interest to repay any loans made by the Company’s sponsors, if any, or to apply interest to the sponsors’ obligation to loan the Company money in connection with an extension), none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 12 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate a business combination, as described in more detail in the Registration Statement).

Copies of the press releases issued by the Company announcing the pricing of the IPO and the consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated August 19, 2016, by and between the Company and Maxim

3.1	Amended and Restated Articles of Incorporation

4.1	Warrant Agreement, dated August 18, 2016, by and between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement, dated August 18, 2016, by and between Continental Stock Transfer & Trust Company and the Company

10.2	Registration Rights Agreement, dated August 18, 2016, by and among the Company and certain security holders

10.3	Letter Agreement, dated August 18, 2016, by and between the Company, the initial shareholders and the officers and directors of the Company

10.4	Administrative Services Agreement, dated August 18, 2016, by and between the Company and Nautilus Energy Management Corp.

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2016

STELLAR ACQUISITION III INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: Chairman, co-Chief Executive Officer and President

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